UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 2, 2014 (May 2, 2014)

TIPTREE FINANCIAL INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-33549	38-3754322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Third Avenue, 21st Floor New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 446-1400
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

From and after July 1, 2014, Tiptree Financial Partners, L.P. (“TFP”) will have the right to redeem common units of Tiptree Operating Company, LLC (“Operating Company”) held by TFP for an equal number of shares of Class A common stock of Tiptree Financial Inc. (“Tiptree” or the “Company”) (and an equal number of shares of Class B common stock of Tiptree held by TFP will be canceled) pursuant to the limited liability company agreement of Operating Company. On the terms and conditions set forth in a Redemption Election Notice being sent to limited partners of TFP on May 2, 2014, TFP is allowing limited partners of TFP to direct TFP to redeem membership units of Operating Company held by TFP, to occur simultaneously with the redemption by the limited partner of partnership units that indirectly represent the beneficial ownership of the number of shares of Class A common stock to be redeemed upon the redemption by TFP of membership units. The redemption rate is one partnership unit for each 2.798 shares of Class A common stock to be received, rounded to the nearest whole share (subject to adjustment as described below); provided that, at Tiptree's election, it may instead pay a cash amount (or combination of cash and Class A common stock) based on the fair market value of the Class A common stock on the redemption date. If all of the limited partners of TFP were to elect to redeem their partnership units for Class A common stock, an additional 30,968,877 shares of our Class A common stock would be issuable (excluding 3,609,420 shares of Class A common stock issuable upon redemption of Operating Company units issuable upon exercise of warrants). The section of Tiptree’s proxy statement for the 2014 annual meeting filed with the SEC on May 2, 2014 entitled “Security Ownership of Certain Beneficial Owners and Management” contains additional information regarding Class A common stock issuable upon redemption of Operating Company units.

Pursuant to the Redemption Election Notice, redemptions by TFP limited partners will be permitted once per month on the first business day of the month, beginning with July 1, 2014. To request redemption of Operating Company units by TFP, limited partners must submit a redemption form (included in the Redemption Election Notice being sent to limited partners of TFP on May 2, 2014) by the 15th day of the month prior to the month in which redemption is desired (or if the 15th day is not a business day, then the previous business day). Redemption forms for July 1, 2014 must be received by TFP no later than June 13, 2014.

Tiptree also intends to file a shelf registration statement on Form S-3 relating to stockholders' resale, from time to time, of all of the Company's Class A common stock eligible to be received in connection with the redemption of partnership units of TFP following July 1, 2014. However, Tiptree has made no assurance as to when or if that registration statement will be declared effective by the SEC or otherwise available for use by selling stockholders for their resale of shares of Class A common stock.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIPTREE FINANCIAL INC.

Date: May 2, 2014	By:	/s/ Geoffrey Kauffman
Name: Geoffrey Kauffman
Title: President and Chief Executive Officer